UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Incentive Award

On February 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) approved a cash incentive arrangement (the “Cash Incentive Award”) for Murray Demo, the Company’s Executive Vice President and Chief Financial Officer. The Cash Incentive Award is in lieu of Mr. Demo’s participation in the 2012 Dolby Executive Annual Incentive Plan and will be payable at the time that the Company makes payments to its other executive officers under the 2012 Dolby Executive Incentive Plan.

The target incentive payment due to Mr. Demo under the Cash Incentive Award for his service during Fiscal 2012 (the “Target 2012 Incentive”) will be determined by multiplying Mr. Demo’s base annual salary by 65%, which is equal to the annual target bonus percentage for Mr. Demo previously established by the Committee.

The actual incentive payment due to Mr. Demo for his service during Fiscal 2012 (the “2012 Incentive”) will be determined by (i) multiplying the Target 2012 Incentive by the Company’s percentage achievement of the Fiscal 2012 non-GAAP operating income and revenue goals set by the Committee under the 2012 Dolby Executive Annual Incentive Plan (the “2012 Fiscal Year Goals”), and (ii) pro-rating such number based on the number of days that Mr. Demo was employed by the Company during Fiscal 2012. The 2012 Incentive may be less than, or exceed, the Target 2012 Incentive, depending on the extent to which the Company achieves the 2012 Fiscal Year Goals and the period of Mr. Demo’s service during Fiscal 2012.

No payment will be due under the Cash Incentive Award, unless (i) Mr. Demo remains a full-time service provider of the Company through June 1, 2012, or (ii) a new Chief Financial Officer has begun service to the Company prior to June 1, 2012 and the Company elects to waive Mr. Demo’s continuous service obligation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders (“Annual Meeting”) on February 7, 2012 at the Company’s executive offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813. At the Annual Meeting, the Company’s stockholders:

1.	Elected nine directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	Approved a stock option exchange program that will permit eligible employees to exchange certain outstanding stock options for restricted stock units; and

3.	Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2012.

Each share of the Company’s Class A common stock is entitled to one vote, and each share of the Company’s Class B common stock is entitled to ten votes, on all matters submitted to a vote of stockholders at the Annual Meeting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. At the Annual Meeting, the holders of Class A common stock and Class B common stock voted as follows:

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Proposal 1: Election of directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Kevin Yeaman	606,399,015	6,095,600	5,976,031
Peter Gotcher	605,992,876	6,501,739	5,976,031
David Dolby	600,605,809	11,888,806	5,976,031
Nicholas Donatiello, Jr.	593,229,826	19,264,789	5,976,031
Ted W. Hall	593,228,796	19,265,819	5,976,031
Bill Jasper	606,341,968	6,152,647	5,976,031
Sanford Robertson	605,439,386	7,055,229	5,976,031
Roger Siboni	593,099,427	19,395,188	5,976,031
Avadis Tevanian, Jr.	606,343,480	6,151,135	5,976,031

All director nominees were duly elected.

Proposal 2: Approval of a stock option exchange program that will permit eligible employees to exchange certain outstanding stock options for restricted stock units:

Votes For	Votes Against	Abstentions	Broker Non-Votes
577,610,303	34,846,164	38,148	5,976,031

Proposal 2 was approved.

Proposal 3: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
617,982,795	407,998	79,853	0

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

Date: February 9, 2012	/s/ Andy Sherman
Andy Sherman Executive Vice President, General Counsel and Secretary

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